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                                                                Exhibit 3.3

                         CERTIFICATE OF INCORPORATION

                                      OF

                         MTC TELECOMMUNICATIONS, INC,

     FIRST: The name of the corporation is MTC Telecommunications, Inc.

     SECOND: The address of the registered office of the corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of Common Stock which the corporation is authorized to issue is one thousand (1,000) shares of Common Stock, $.001 par value.

     FIFTH: In furtherance and not in limitation of the powers conferred by law, the Board of Directors shall have the power to make, alter, amend and repeal the by-laws (except so far as the by-laws adopted by the stockholders shall otherwise provide). Any by-laws made by the Board of Directors under the powers conferred hereby may be altered, amended or repealed by the Board of Directors or by the stockholders.

     SIXTH: Meetings of stockholders may be held within or without the State of Delaware as the by-laws may provide. The books of the corporation may be kept, subject to any provision contained in applicable law, outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless a bylaw of the corporation shall so provide.

     SEVENTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware, as it exists on the date hereof or as it may hereafter be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE SEVENTH by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation with respect to any act or omission occurring prior to the time of such repeal or modification.

     EIGHTH: The corporation reserves the right to amend, alter, change or repeal
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any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Certificate of Incorporation, and all rights conferred on stockholders herein are granted subject to this reservation.

     NINTH: The corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee, agent or affiliate of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys" fees), judgments, fines and amounts in connection with such action, suit or proceeding, in accordance with the laws of the State of Delaware, and to the full extent permitted by said laws, except as the by-laws of the corporation may otherwise provide. Such indemnification shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, including insurance purchased and maintained by the corporation, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, agent or affiliate and shall inure to the benefit of the heirs, executors and administrators of such a person.

       TENTH: The name and address of the sole incorporator is as follows:

              Tom Hakel
              1304 Southpoint Boulevard
              Petaluma, California 94954

     THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware does make this certificate, hereby declaring and certifying that this is his act and deed and the facts herein stated are true, and accordingly has hereunto set forth his hand this 20th day of November, 1995.


                                                   /s/ Tom Hakel
                                                   ----------------
                                                       Tom Hakel